Exhibit 10.5

Intec Pharma Ltd.

(the “Company”)

Date: ______________

To:

Mr./Ms. _______________

______________________

Dear Sir/Madam,

Re: Letter of Indemnification

Whereas	You are serving or have served as a director and/or officer, as such term is defined in the Companies Law, 5759-1999 (“Officer” and the “Companies Law”), of Intec Pharma Ltd. (the “Company”); and

Whereas	On _______________, the board of directors of the Company resolved that the Company shall indemnify and shall provide an advance indemnification undertaking to the Company’s Officers, as shall be determined from time to time by the Company, pursuant to this Letter of Indemnification; and

Whereas	On ______________ 2007, the Company’s general meeting approved the indemnification resolution at the majority required under law, we hereby notify you that as you are serving or have served and/or may serve as an Officer of the Company and/or of subsidiary and/or affiliated companies of the Company and/or you are employed and/or were employed and/or may be employed by the Company and/or subsidiary and/or affiliated companies of the Company.

The Company confirms and undertakes toward you, subject to the provisions of any law and the provisions of this Letter of Indemnification below:

1.	In your capacity as an Officer of the Company, the Company hereby undertakes to indemnify you for any liability or expense as detailed in this Section below, which shall be imposed upon you or which you shall expend as a result of action/s which you took in your capacity of Officer of the Company (including actions preceding the date of this Letter of Indemnification) and/or which you will take in your capacity of Officer of the Company and/or its representative and at its request in another corporation in which the Company holds rights, directly or indirectly, or in which it is an interested party (“Other Company”):

1.1.	Monetary liability that shall be imposed on you in favor of another person according to a judgment, including a judgment which was issued in a settlement or an arbitration decision which was approved by a court, and provided that such monetary liability is related, directly or indirectly, to one or more of the types of the events or any part thereof or anything related thereto, that are detailed in Schedule A to this Letter of Indemnification, constituting an integral part thereof (the “Schedule”).

1.2.	Reasonable litigation expenses, including attorneys' fees, expended by you as a result of an investigation or proceeding instituted against you by an authority that is authorized to hold an investigation or proceeding, which investigation or proceeding has not ended in a criminal charge against you and without you being charged with a monetary liability in lieu of a criminal proceeding, or has ended in imposing upon you a monetary liability in lieu of a criminal proceeding for an offence that does not require proof of criminal intent. In this sub-section, "proceeding that has not ended in a criminal charge" and "monetary liability in lieu of a criminal proceeding" shall have the meaning as defined in Section 260(a1) of the Companies Law, 1999), as amended from time to time.

1.3.	Reasonable litigation expenses, including attorneys’ fees, expended by you or charged to you by a court in a proceeding instituted against you by the Company or on its behalf or by another person, or in a criminal prosecution from which you were acquitted, or in a criminal prosecution in which you were convicted of an offense that does not require proof of criminal intent.

In this Section “another person” – including in the event of a claim instituted against the Officer by way of a derivative suit.

1.4.	Expenses expended by or charged to the Officer in connection with an administrative enforcement proceeding conducted in respect of the Officer, including reasonable litigation expenses, and including attorneys’ fees. In this sub-section –

(a)	“administrative enforcement proceeding” – an administrative enforcement proceeding pursuant to the provisions of any law, including the Streamlining of Enforcement Procedures Law and the Securities Law, 5728-1968 (the “Securities Law”), including an administrative petition or appeal in respect of such proceeding;

(b)	The “Streamlining of Enforcement Procedures Law” – the Streamlining of Enforcement Procedures Law at the Israel Securities Authority (Legislation Amendments), 5771-2011, as updated from time to time.

1.5.	Payment to an injured party as set forth in Section 52(54) of the Securities Law, as amended by the Streamlining of Enforcement Procedures Law.

1.6.	Any other legally indemnifiable liability or expense.

2.	Amount of the Indemnification

2.1.	The aggregate amount of the indemnification which the Company shall owe to each Officer of the Company under all letters of indemnification issued to them by the Company from time to time (the “Letters of Indemnification”), shall not exceed an amount equal to 25% (twenty five percent) of the Company's equity according to its last audited or reviewed annual financial statements that were known as of the date of actual indemnification payment (the “Maximal Indemnification Amount"). It is hereby clarified that the payment of such indemnification amount shall not derogate from your right to receive insurance payments from the insurance company for types of events specified in the Schedule, in the framework of any directors’ and officers’ liability insurance policy.

2.2.	For the avoidance of doubt it shall be clarified, that the Maximal Indemnification Amount under this Letter of Indemnification shall apply over and above any amount paid to you (if and to the extent so paid) in the framework of insurance and/or indemnification under a directors’ and officers’ policy of the Company, provided that you shall not be compensated twice for a liability or expense that is indemnifiable under Section 1.1 above, and in the event that you shall receive indemnification from an insurer of the Company under a directors’ and officers’ liability insurance policy for the indemnifiable matter, the Company shall indemnify you for the difference between the amount of monetary liability imposed on you and legal expenses, and the amount received under an insurance policy for same matter, provided that the amount of indemnification incurred by the Company shall not exceed the Maximal Indemnification Amount as set forth in Section 2.1 above.

2.3.	If and to the extent the aggregate indemnification amounts per occurrence that the Company shall be required to pay at any time, in addition to the aggregate sum of all indemnification amounts paid by the Company up to such date under the Letters of Indemnification, shall exceed the Maximal Indemnification Amount, the Maximal Indemnification Amount shall be divided such that the indemnification amount actually received by each of the relevant Officers of the Company, shall be computed pursuant to the ratio between the amount of indemnification due to each Officer and the aggregate indemnification amount due to all of the Officers for same matter, had there been no limitation on the indemnification amount.

2.4.	If the Company paid indemnification amounts to Officers of the Company in a sum that is equal to the Maximal Indemnification Amount, the Company shall not incur additional indemnification amounts unless the payment of the additional indemnification amounts is approved by the Company organs that are authorized to approve such increase under applicable law at the date of payment of the additional indemnification amounts and subject to a change in the Company’s articles of association, to the extent necessary under applicable law.

3.	Interim Payments

3.1.	Upon the occurrence of an event for which you may be entitled to indemnification under the provisions hereof, the Company shall make available to you, from time to time, the amounts required to cover the expenses and other various payments involved in handling such legal proceeding against you that is related to the same event, including in investigation proceedings, such that you shall not be required to pay for or finance them yourself, and all subject to the provisions of this Letter of Indemnification.

In the event that the Company pays you or on your behalf any amounts in respect of this Letter of Indemnification in connection with such legal proceeding, and subsequently it shall be discovered that you are not entitled to indemnification from the Company for those same amounts, the provisions of Section 4.7 below shall apply.

4.	Terms of the Indemnification

Without derogating from the aforesaid, indemnification under this Letter of Indemnification is subject to the following terms:

4.1.	Indemnification Notice

You shall notify the Company of any legal proceeding instituted against you or any written notice or suspected or threatened institution of such proceeding against you in connection with any event for which the indemnification may apply (collectively and severally: a "Legal Proceeding"), promptly after you are first made aware thereof (the “Indemnification Notice”), and you shall provide any document delivered to you in connection with such proceeding to the Company or to a person as notified by the Company. Failure to provide an Indemnification Notice in accordance with the foregoing shall not release the Company from its undertakings under this Letter of Indemnification, other than in the event where failure to provide such Notice of Indemnification shall materially prejudice the Company rights to defend the claim on its own behalf (in the event that it is also sued in such proceeding) and/or on your behalf.

4.2.	Handling the Defense

4.2.1.	The Company shall assume the handling of your defense in such Legal Proceeding and/or shall hand over such handling to any attorney chosen by the Company for such purpose. The Company and/or such attorney shall act in such framework towards bringing such proceeding to a close, shall deliver to you ongoing reports of the progression of the proceeding and shall consult with you as to the manner of handling thereof. An attorney who is appointed by the Company as aforesaid shall act and shall owe a duty of loyalty to the Company and to you. Where you or the attorney believed that a suspected conflict of interest emerged between you and the Company in your defense against such Legal Proceeding and/or if the Officer’s objection to the attorney appointed by the Company is based on other reasonable grounds, you shall so notify the Company and/or such attorney shall notify you of such conflict of interests, as the case may be, and you shall be entitled to appoint an attorney on your behalf to handle your defense and the provisions of this Letter of Indemnification shall apply to the expenses you shall incur in connection with the appointment of said attorney.

4.2.2.	Unless your prior written consent for the compromise to be submitted was obtained, the Company shall not be entitled to end such Legal Proceeding by way of compromise and/or settlement as a result of which you shall be required to pay amounts for which you shall not be indemnified for under to this Letter of Indemnification and further will not be paid for in the framework of the officers’ liability insurance purchased or which shall be purchased by the Company. In addition, the Company shall not be entitled to bring the dispute which is the subject matter of the Legal Proceeding for resolution by way of arbitration or conciliation or mediation, except with your prior written consent; provided that you shall not refuse to render such consent other than on the basis reasonable grounds which shall be provided to the Company in writing. For the avoidance of doubt, it is hereby clarified that even if the dispute in the Legal Proceeding is brought for resolution by way of arbitration or conciliation or mediation or any other manner, the Company shall bear the expenses related thereto in the framework of the expenses of this Letter of Indemnification.

4.2.3.	The aforesaid notwithstanding, the Company shall not be entitled to bring such Legal Proceeding to an end by way of conciliation and/or settlement and/or to bring the dispute which is the subject matter of the Legal Proceeding for resolution by way of arbitration or conciliation or mediation in the case of criminal allegations against you, unless you render your prior written consent therefor. You will be entitled to refuse to render the consent contemplated by this sub-section at your exclusive discretion and without you being required to explain your refusal.

4.2.4.	At the Company’s request, you shall execute any document authorizing any such attorney to handle your defense on your behalf and to represent you in anything related therewith, in accordance with the foregoing. If the Company did not notify you within 14 days of receipt of the Notice of Indemnification as aforesaid that it assumed the handling of your defense in such Legal Proceeding, or if you shall object to your representation by the Company’s attorneys on the basis reasonable grounds or due to a suspected conflict of interests, you shall be entitled to appoint an attorney on your behalf and all provisions of this Letter of Indemnification shall apply, mutatis mutandis, including the expenses that you shall incur for appointing such attorney.

4.2.5.	It shall be noted that to the extent that the Company and/or the Officer may be entitled to indemnification in the framework of officers’ insurance in connection with the proceeding, such appointment of attorney shall take into consideration the insurer’s right to determine the identity of the attorney representing the Officer in the proceeding, and the Company’s obligations in respect thereof under such insurance, particularly if under the terms of the insurance the insurer is entitled to determine the identity of the attorney representing the Officer in the proceeding, such that otherwise the insurer may be released from its undertaking to indemnify or such undertaking may be minimized. In any event, the Company shall exert best efforts, in the framework of the terms of the insurance and subject thereto, to influence the choice of attorney according to the Officer’s wishes.

4.3.	Cooperation with the Company

You with cooperate with the Company and/or any such attorney as aforesaid and shall fulfil all of the insurers' instructions according to any officers' liability policy that the Company shall maintain in connection with the defense of a Legal Proceeding, in any reasonable manner required from you by any of the foregoing in the framework of their handling of the Legal Proceeding, and provided that the Company shall provide for the coverage of all expenses involved therein such that you shall not be required to pay for them or finance them yourself, and all subject to the provisions of this Letter of Indemnification.

4.4.	Coverage of Liabilities

Whether or not the Company acts according to the provisions of this Section above, the Company shall ensure the coverage of all such liabilities and expenses, such that you shall not be required to pay for them or to finance them yourself; provided that the foregoing shall not derogate from the indemnification to which you are entitled according to this Letter of Indemnification and subject to its terms.

4.5.	Inapplicability of Indemnification in Cases of Compromise or Admission

Indemnification in regards to a Legal Proceeding against you as stated in this Letter of Indemnification shall not apply to any amount which you shall owe the plaintiff as a result of a conciliation or arbitration, unless the Company agreed in writing to such conciliation or to the holding of such arbitration, as applicable, provided however, that the Company shall not refrain from rendering its consent except on the basis of reasonable grounds. In addition, the indemnification shall not apply in the event that you gave a confession in a criminal prosecution that does not require proof of criminal intent, unless your confession received the Company's prior written consent

4.6.	Indemnification in the Event of Indemnification or Insurance from a Third Party

The Company shall not be required to pay any amounts for any event according to this Letter of Indemnification, to the extent that such amounts were actually paid to you or for you or in your stead in any manner whatsoever in the framework of an officers’ liability insurance policy of the Company.

4.7.	Payment of the Indemnification

Upon your request for any payment whatsoever in respect of any event in accordance with this Letter of Indemnification, the Company shall pursue any actions legally required for making such payment, and shall pursue any approval required therefor, to the extent required, including court approval, if and to the extent required.

4.8.	Repayment of Indemnification Amounts Paid

In the event that the Company paid any amounts to you or in your stead in the framework of this Letter of Indemnification in connection with such Legal Proceeding, and subsequently it shall be discovered that you are not entitled to be indemnified by the Company for such amounts, such amounts shall be considered a loan remitted to you by the Company bearing interest at the minimal rate prescribed from time to time by applicable law, linked to the consumer price index, and you will be obligated to repay such amounts to the Company when it so requires in writing in writing and pursuant to a payments arrangement determined by the Company.

4.9.	In respect of the Company’ indemnification undertaking for an action taken or that will be taken by you in your capacity of an Officer and/or an employee of a subsidiary and/or affiliated company of the Company and/or of another corporation (collectively and severally, the “Owing Corporation”), the following provisions shall apply:

4.9.1.	The Company shall not be required to pay amounts under this Letter of Indemnification that you will be entitled to receive and will actually receive from the Owing Corporation in the framework of an insurance policy maintained by the Owing Corporation and/or pursuant to an advance indemnification undertaking or pursuant to an indemnification permit provided by the Owing Corporation.

4.9.2.	If your demand to receive indemnification and/or insurance coverage for an action you took in the capacity of your position in the Owing Corporation and which may be indemnifiable under this Letter of Indemnification, will be dismissed by the Owing Corporation or its insurance company, as the case may be, the Company shall pay you, under this Letter of Indemnification, the amounts that you shall be entitled to hereunder, if any, and you shall assign to the Company your rights to receive amounts from the Owing Corporation and/or under the Owing Corporation’s insurance policy and shall empower the Company to collect such amounts on your behalf to the extent that such consent is required to give effect to the provisions of this Section. For such purpose, you undertake to execute any document required by the Company for assigning your aforesaid rights and empowering the Company to collect such amounts on your behalf.

4.9.3.	For the avoidance of doubt it is clarified, that nothing in this Letter of Indemnification serves to grant the Owing Corporation and/or any other third party any rights whatsoever toward the Company, including, but without derogating from the generality of the foregoing, a right to claim and/or demand any payment from the Company as participation in the indemnification and/or the insurance coverage provided to you by the Owing Corporation for an action you took in the capacity of your position at the Owing Corporation.

4.10.	Term of indemnification. The Company’s undertakings under this Letter of Indemnification shall remain in force toward you or (god forbid) your estate indefinitely, also after termination of your service as Officer of the Company or of the Other Company, as defined above, as the case may be, provided that the indemnifiable actions took place during the term of your service as Officer of the Company and/or the Other Company and/or during the term of your employment with the Company, notwithstanding the date of discovery of the event for which you are entitled to indemnification hereunder.

5.	The indemnification undertaking set forth in Section 1 above shall not apply in any of the following cases:

5.1.	Breach of the fiduciary duty to the Company or its subsidiary or associated company or other entity, unless the Officer acted in good faith and had reasonable cause to assume that such action would not prejudice the interests of the Company or its subsidiary or associated company or other entity.

5.2.	Intentional or reckless breach of duty of care, other than in case it such breach was brought forth negligently.

5.3.	An action with the intention of generating unlawful personal gain.

5.4.	A penalty or fine imposed upon the Officer.

6.	Miscellaneous

6.1.	Expressions importing the masculine gender shall implicitly include the feminine gender.

6.2.	The Company's undertakings according to this Letter of Indemnification shall be interpreted broadly and in the manner designed for their fulfilment, to the extent permitted by law, for the purpose for which they were intended. In the event of a contradiction between any provision of this Letter of Indemnification and the provision of any law that may not be stipulated, modified or supplemented, said provision of law shall prevail, but this shall not impair or derogate from the validity of the remaining provisions of this Letter of Indemnification.

6.3.	It is emphasized that this indemnification undertaking does not constitute a contract in favor of any third party including any insurer, and it is not assignable, and the insurer shall not have the right to demand the Company’s participation in a payment which the insurer is obligated to pay according to the insurance agreement made therewith, other that the deductible specified therein.

6.4.	Noting in this Letter of Indemnification serves to limit the Company or prevent it from increasing the Maximal Indemnification Amount for indemnifiable events, whether due to a reduction in the insurance amounts under the officers’ liability insurance policy or due to the Company’s inability to purchase officers’ insurance that will cover the indemnifiable events upon reasonable terms or due to any other reason; provided that such resolution shall be adopted in the manner prescribed therefor by the Companies Law.

6.5.	The Company shall be entitled, at its exclusive discretion and at any time, to cancel its undertakings to indemnify according to this Letter of Indemnification, or to reduce the Maximal Indemnification Amount thereunder, or to reduce the types of events to which it applies, whether in respect of all Officers or any part of them, to the extent that it addresses events which shall occur after the date of the amendment; provided however that the Officer was provided prior written notice of such intention at least 30 days prior to the date on which such resolution shall take effect. For the avoidance of doubt it is hereby clarified, that any such decision which may deteriorate the terms of this Letter of Indemnification or cancel it, shall not take any retroactive effect of any type whatsoever, and the Letter of Indemnification as in effect prior to its amendment or cancellation, as applicable, shall continue to apply and remain in force for all intents and purposes in relation to any event that occurred prior to the amendment or cancellation, even if the proceeding in respect therewith was filed against the Officer after the amendment or cancellation of the Letter of Indemnification. It is clarified that the amendment or modification of the Letter of Indemnification as aforesaid shall not be deemed a deterioration of employment terms where employment relations exist between the Officer and the Company; provided that the foregoing shall not constitute any statement or interpretation as to the existence of such employment relations.

6.6.	No waiver, delay, failure to act or grant of an extension by the Company or by you, shall be interpreted under any circumstances as a waiver of rights under this Letter of Indemnification and under any law, and shall not prevent the Company or yourself from taking any legal or other steps required in order to realize said rights.

6.7.	The Schedule to this Letter of Indemnification constitutes an integral part hereof.

6.8.	This Letter of Indemnification expresses the entire and exhaustive letter of indemnification between the Company and yourself on the issues and matters contemplated thereby, and replaces and cancels any representation, memorandum of understandings, offers, discussion summaries, letters of intent and/or undertaking, agreement, letter of undertaking and/or any other document that prevailed or was exchanged, in writing or orally, on such issues and matters between the Company and yourself, prior to the execution of this Letter of Indemnification.

In witness whereof this Letter of Indemnification is executed by the Company by signatories lawfully empowered therefor.

____________________________________

Intec Pharma Ltd.

I confirm acceptance of this Letter of Indemnification, and confirm my consent to all of its terms in their entirety.

Name:

Signature:

Date:

Schedule A

Types of Events

1.	Any claim or demand filed in connection with a transaction (including an irregular transaction) as defined in Section 1 of the Companies Law, whether or not in the ordinary course of business of the Company, and including negotiations to engage in a transaction, transfer, sale, acquisition, lease or pledge of assets or obligations (including real property, securities or rights) or the receipt or grant or a right in any of the foregoing and/or of different rights, including a merger of the Company with another entity and including the acquisition of activity and its merger into the activity of the Company and any action involved directly or indirectly in such transaction.

2.	Any transaction or arrangement, including the transfer, sale or acquisition or lease of assets or obligations, including, without derogating from the generality of the foregoing, goods, real property, securities or rights or the receipt or grant of a right in any of the foregoing.

3.	Any claim or demand in connection with an action related directly or indirectly to the Company’s commercial relations, including negotiations and engagements in agreements of any type and kind whatsoever, including the delivery and/or termination thereof, with external contractors, agents, distributors, customers, suppliers, service providers and the like.

4.	Any claim or demand in connection with the grant or receipt of credit, pledging of assets and obligations and the grant or receipt of securities, including the engagement in financing agreements with banks and/or other financial entities for the purpose of financing transactions or engagements performed, directly and/or indirectly, by the Company and any action involved in such matters.

5.	Any claim and/or demand in connection with the issuance of securities, including, but without derogating from the generality of the foregoing, a public offering of securities to the public pursuant to a prospectus, private placement, issuance of stock dividends, or offering of the Company’s securities of any type whatsoever and in any other manner, and other actions relating to the Company’s capital.

6.	Any claim or demand in connection with actions and/or events stemming from the Company being a public company and/or from the fact that its securities have been offered to the public and/or are traded on the Tel Aviv Stock Exchange Ltd., including from rendering notices and/or reports and/or avoiding from filing any such report or notice.

7.	Events that materially affected or that may have a material effect on the Company’s profitability or its property or rights or obligations.

8.	Any claim or demand regarding the non-disclosure or failure to provide any type of information at the time prescribed therefor by law, or regarding an erroneous or inadequate disclosure of information as aforesaid to third parties, including the Israel Tax Authority, the National Insurance Institute, the Investment Center, local municipalities, the Ministry of Environmental Protection, holders of the Company’s securities, and any other governmental or institutional entity, including in anything relating to the issuance, allocation, distribution, purchase, holding or link to securities of the Company or any other investment activity involving or influenced by the Company’s securities.

9.	Any claim or demand in connection with the provision of information, representations, opinions, financial statements, reports or notices to any competent authority (including the Registrar of Companies, Israel Securities Authority, the Tel Aviv Stock Exchange Ltd.) under any law, including, but without derogating from the generality of the foregoing, the Companies Law and the Securities Law, including regulations promulgated thereunder, or pursuant to rules or guidelines that are customary at the Tel Aviv Stock Exchange Ltd. or pursuant to the taxation law provisions which apply to the Company.

10.	Any claim or demand in connection with actions related to submitting offers to tenders and/or franchises and/or licenses, of any type or kind whatsoever.

11.	Actions in the framework of legal proceedings of the Company and/or against it, including minority claims.

12.	Any claim or demand in connection with actions or resolutions relating to the issuance and receipt of licenses and permits (including business permits and licenses and approvals required to manage the Company’s business).

13.	Negotiation, engagement and performance of contracts of any type and kind whatsoever with suppliers, distributors, agents, human resources contractors, service contractors and the like.

14.	Any claim or demand in connection with the distribution of dividends to the Company’s shareholders.

15.	Any claim or demand filed by employees, consultants, agents or other individuals or entities employed or providing services to the Company regarding compensation owed to them or damage or liabilities suffered thereby upon their employment by the Company or their engagement with the Company, and including events related to employment terms of employees and employment relations including the promotion of employees, negotiation of employment terms or their termination, handling pension arrangements, insurance, providence or savings funds, loans to employees, grant of securities and other benefits.

16.	Any claim or demand in connection with any action or resolution in issues relating, directly or indirectly, to safety at work, the environment or the applicable provisions of law, procedures or standards in Israel or abroad, contemplating safety at work or the environment and which relate, inter alia, to pollution, protection of health, manufacturing processes, distribution, use, handling, storage and transportation of certain materials or products and including for bodily injuries and property and environmental damages.

17.	Any claim or demand filed by a third party suffering bodily injury or damage to business or to personal property, including loss of use thereof, within any action or omission attributed to the Company or, respectively, to its employees, agents or other persons acting on its behalf or purporting to do so.

18.	Any claim and/or demand filed directly or in respect of an omission, in whole or part, by the Company and/or by the Officers, managers and/or employees of the Company, in connection with the payment, reporting or documentation, of one of the State’s authorities, foreign entity, municipal entity and/or any other payment required under the laws of the State of Israel, including payment of income taxes, value added taxes, stamp duty, customs, national insurance payments, salaries and/or salary withholding and/or other delays, including any type of interest and additions for linkage.

19.	Any claim or demand in connection with an action or resolution, in issues relating, directly or indirectly, to antitrust matters including restrictive arrangements and/or mergers and/or monopolies.

20.	Any claim or demand filed by a customer, supplier, contractor or other third party engaging in any form of business with the Company.

21.	Any claim or demand referring to a change in the structure of the Company or its reorganization or any resolution pertaining thereto, including, but without derogating from the generality of the foregoing, an acquisition, merger, division, change in the Company's equity, arrangement between the Company and its shareholders or companies under their control, establishment of subsidiaries or affiliated companies, their liquidation or sale, issuance or distribution.

22.	Any claim or demand referring to remarks or statements including expression of a position or opinion, which were made in good faith by an Officer in the course of performing his duties and by virtue of his position, including in the framework of meetings of the board of directors or one of its committees.

23.	Any claim or demand filed by purchasers of the Company’s products for damage or loss related to such assets or products.

24.	Any claim or demand referring to a resolution or activity of the Company or of the Officer in the framework of his position in the Company, after the appropriate examinations and consultations for such type of resolution or activity were carried out, including resolutions adopted by the board of directors of the Company or one of its committees.

25.	Any provision included in this Schedule above which contemplates the performance of a certain action, shall be construed as including reference also to non-performance or avoidance from performing such action, unless the context of a certain provision cannot support such interpretation.